Exhibit 3.1
[H00000033002]

[FILED]
[00 JUN 20 PM 4:12]
[SECRETARY OF STATE]
[TALLAHASSEE, FLORIDA]
ARTICLES OF INCORPORATION
OF
BOZEMAN MEDIA GROUP, INC.
     The undersigned, acting as incorporator of a corporation under the Florida Business Corporation Act, adopts the following Articles of Incorporation for such corporation:
     ARTICLE I
     The name of the corporation is: BOZEMAN MEDIA GROUP, INC.
     ARTICLE II
     The period of duration of the corporation is perpetual.
     ARTICLE III
     The purpose or purposes for which the corporation is organized is to engage in any type of activity, within or without the United States which is lawful under the laws of the United States and the State of Florida.
     ARTICLE IV
     The street address of the initial principal office of the corporation and the mailing address of the corporation is: 860 U.S. Highway One, Suite 108, North Palm Beach, FL 33408.
     ARTICLE V
     The total authorized capital stock of this Corporation shall consist of one class of common stock and one class of preferred stock under the terms, conditions, limitations, preferences and characteristics as hereinafter set forth:
[H00000033002]

[H00000033002]
          1. The total amount of common voting stock, each share having one (1) vote, authorized by this corporation is Two Hundred Fifty Thousand (250,000) shares of stock, having a par value per share of $.001.
          2. The total amount of Class A preferred voting stock, each share having One Hundred (100) votes, authorized by this corporation is Five Thousand (5,000) shares of stock, having a par value per share of $.01.
     In any given fiscal year in which the directors of the corporation shall declare a dividend out of the surplus net profits of the corporation, the holder(s) Class A preferred stock shall be entitled to a fixed yearly dividend in a percentage amount, which such amount shall be fixed and declared by the directors of the corporation at the time of issuance of the Class A preferred stock. When and if such a dividend is declared, the holder(s) of the Class A preferred stock shall receive payment before any dividend shall be set apart or paid on the common stock. The dividends in respect to the Class A preferred stock shall be non-cumulative and shall be non-participating.
     In the case of liquidation or dissolution of the corporation, the holder(s) of the Class A preferred stock shall be entitled to be paid in full the par value of the shares before any amount shall be paid to the holders of the common stock.
     All stock of whatever class, when issued shall be fully paid and shall be non-assessable.
[H00000033002]

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[H00000033002]
     ARTICLE VI
     The street address of the initial registered office of this Corporation is 270 NW 3rd Court, Boca Raton. Florida 33432-3720. The initial registered agent of this Corporation is: Ledyard H. DeWees.
     ARTICLE VII
     This Corporation shall have up to five (5) Directors, under such terms and conditions as shall be specified in the By-laws.
     ARTICLE VIII
     The name and address of the person signing these Articles as the incorporator is:
Ledyard H. DeWees
270 NW. 3rd Court
Boca Raton, Florida 33432-3720
     ARTICLE IX
     The power to adopt, alter, amend or repeal By-laws shall be vested in the Board of Directors.
     ARTICLE X
     The Shareholders of this corporation shall not have preemptive rights to acquire the corporation’s unissued shares.
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[H00000033002]
     ARTICLE XI
     The shareholders shall have the absolute power to adopt, amend, alter, change or appeal these Articles of incorporation when proposed and approved at a stockholder’s meeting with not less than a majority vote of the issued and outstanding common stock.
     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 19th day of June, 2000.

/s/ Ledyard H. Dewees
LEDYARD H. DEWEES
INCORPORATOR

[H00000033002]

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[H00000033002]

[FILED]
[00 JUN 20 PM 4:12]
[SECRETARY OF STATE]
[TALLAHASSEE, FLORIDA]
CERTIFICATE OF DESIGNATION
REGISTERED AGENT/REGISTERED OFFICE
     Pursuant to the provisions of Sections 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the. State of Florida.
     1. The name of the corporation is: BOZEMAN MEDIA GROUP, INC.
     2. The name and address of the registered agent and office is:
LEDYARD H. DEWEES
270 NW 3rd Court
Boca Raton, Florida 33432-3720
HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

/s/ Ledyard H. Dewees
LEDYARD H. DEWEES
June 19, 2000

[H00000033002]

5

[FILED]
[02 JUL 25 PM 12:43]
[SECRETARY OF STATE]
[TALLAHASSEE, FLORIDA]
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BOZEMAN MEDIA GROUP, INC.
Document Number P00000059825

To:	DEPARTMENT OF STATE
DIVISION OF CORPORATIONS
STATE OF FLORIDA
     Pursuant to Florida Statute §607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation and does certify as follows:
1.	The name of the corporation is: BOZEMAN MEDIA GROUP, INC.

2.	The effective date of all amendments to these Articles of Incorporation is July 22, 2002.

3.	The amendments as contained herein were approved by the shareholders and the number of votes cast for the amendments, being all of the voting stock which is the only class of stock authorized, were sufficient for approval.

4.	ARTICLE I is hereby revoked in its entirety and a new ARTICLE I is adopted as follows:

“ ARTICLE I

The name of the corporation is: UNDERWATER MAINTENANCE CORPORATION.”

5.	ARTICLE V is hereby revoked in its entirety and a new ARTICLE V is adopted as follows:

“ ARTICLE V
     The total authorized capital stock of this corporation shall consist of Fifty Million (50,000,000) shares of voting common stock, having a par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ( $50,000.00 ). All stock when issued shall be fully paid for and shall be nonassessable and shares of the Corporation are not to be divided into classes.”
6.	ARTICLE VII is hereby revoked in its entirety and a new ARTICLE VII is adopted as follows:

“ARTICLE VII
     This corporation shall have a maximum of seven (7) Directors under such terms and conditions as shall be specified in the Bylaws.”

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
BOZEMAN MEDIA GROUP, INC.
Document Number P00000059825
Page Two
     IN WITNESS WHEREOF, these Articles of Amendment were executed on this 22nd day of July, 2002.

BOZEMAN MEDIA GROUP, INC.
By:	/s/ Brett L. DeWees
Brett L. DeWees
President & Director

[FILED]
[03 JUN 19 AM 9:02]
[SECRETARY OF STATE]
[TALLAHASSEE, FLORIDA]
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
UNDERWATER MAINTENANCE CORPORATION
Document Number P00000059825

To:	DEPARTMENT OF STATE
DIVISION OF CORPORATIONS
STATE OF FLORIDA
     Pursuant to Florida Statute §607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation and does certify as follows:
1.	The name of the corporation is: UNDERWATER MAINTENANCE CORPORATION.

2.	The effective date of this amendment to these Articles of Incorporation is June 17, 2003.

3.	The amendment as contained herein was approved by the shareholders and the number of votes cast for the amendment, being voting stock which is the only class of stock authorized, were sufficient for approval.

4.	ARTICLE I is hereby revoked in its entirety and a new ARTICLE I is adopted as follows:
“ ARTICLE I
The name of the corporation is : MOLIRIS CORP.”
     IN WITNESS WHEREOF, these Articles of Amendment were executed of this 17th day of June, 2003.

UNDERWATER MAINTENANCE CORPORATION
By:	/s/ Ledyard H. DeWees
Ledyard H. DeWees
Secretary– Adopted by Shareholders

[FILED]
[04 AUG 30 AM 9:47]
[SECRETARY OF STATE]
[TALLAHASSEE, FLORIDA]
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
MOLIRIS CORP.
Document Number P00000059825

To:	Department of State
Divisions of Corporations
State of Florida
     Pursuant to Florida Statute §607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation and does certify as follows:
1.	The name of the corporation is: MOLIRIS CORP.

2.	The effective date of this amendment to these Articles of Incorporation is July 31, 2004. The amendment was adopted on July 30, 2004.

3.	The amendment as contained herein was approved by the shareholders and the number of votes cast for the amendment, being all of the voting stock which is the only class of stock authorized, were sufficient for approval.

4.	ARTICLE V is hereby amended an the new ARTICLE V is adopted as follows”

“ARTICLE V
     (A) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common “A” Stock” and “Common “B” Stock.” The total number of shares that the corporation is authorized to issue is Fifty-One Million (51,000,000) shares. Fifty Million (50,000,000) shares shall be Common “A” Stock, par value of $0.001, and One Million (1,000,000) shares shall be Common “B” Stock, no par value.
     (B) Common “B” Stock. The Common “B” Stock authorized by these Articles of Amendment may be used for the transaction to acquire Ranging Corp.
     1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common “B” Stock shall be entitled to receive a dividend equal to Twenty Percent (20%) of gross sales of

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
MOLIRIS CORP.
Document Number P00000059825
Page Two
Ranging Corp. The dividend will be paid on a quarterly basis within Thirty (30) days from close of quarter.
     2. Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of the corporation, the assets of the Ranging Corp. shall be distributed to the holders of the Common “B” Stock.
     3. Convertibility. The Common “B” Stock is convertible for Common “A” Stock within two years of issuance, at the discretion of the Board of Directors.
     4. Voting Rights. The holder of each share of Common “B” stock shall have the right to one vote, and shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
     (C) Common “A” Stock.
     1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common “A” Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.
     2. Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed to the holders of the Common “A” Stock.
     3. Redemption. The Common “A” Stock is not redeemable.
     4. Voting Rights. The holder of each share of Common “A” stock shall have the right to one vote, and shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of this corporation,

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
MOLIRIS CORP.
Document Number P00000059825
Page Three
and shall be entitled to vote upon such matters and in such manner as may be provided by law.
     IN WITNESS WHEREOF, these Articles of Amendment were executed on this 30th day of July, 2004.

MOLIRIS CORP.
By:	/s/ Lindsey Vinson
Lindsey Vinson
President & Director

[FILED]
[05 MAR 14 AM 8:45]
[SECRETARY OF STATE]
[TALLAHASSEE, FLORIDA]
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF MOLIRIS CORP.
     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act ( the “FBCA”) Moliris Corp., a corporation organized and existing under and by virtue of the FBCA (the “Corporation”), does hereby certify:
     FIRST: That the Board of Directors of the Corporation, by unanimous consent pursuant to Section 607.0821 of the FBCA, adopted a resolution setting forth and declaring advisable the following proposed amendment to the Articles of Incorporation, as amended, of the Corporation:
RESOLVED, that a new paragraph 3 be added to the end of Article V of the Corporation’s Articles of Incorporation, as amended, to read in its entirety as follows:
     “C. Effective upon the filing of a Articles of Amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida (the “Effective Date”), each twenty (20) shares of Common Stock, $0.001 par value per share (the “Old Common Stock”), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $0,001 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock. Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. No certificates representing fractional share interests will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Old Common Stock.”
     SECOND: That thereafter, pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation, and the necessary number of shares as required by statute was voted in favor of the amendment by means of a written consent of stockholders.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 607.1006 of the Florida Business Corporation Act.
     FOURTH: That this Certificate of Amendment shall be effective upon filing.
     IN WITNESS WHEREOF, the Corporation has caused these articles of amendment to be signed by Clyde R. Parks, its Chief Executive Officer, this 8th day of March, 2005.

MOLIRIS CORP.
By:	/s/ Clyde R. Parks
Clyde R. Parks, Chief Executive Officer